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                                                                   EXHIBIT 21

                      OPERATING SUBSIDIARIES OF THE COMPANY
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                                                                                                    OWNERSHIP
                                                                            JURISDICTION OF        INTEREST BY
                                  ENTITY                                     INCORPORATION           COMPANY
                                  ------                                     -------------           -------
Ameri-Cap Business Finance Group, Inc.                                       Florida                  100%
Ameri-Cap Medical Finance, Inc.                                              Florida                  100%
Ameri-Cap Commercial Asset Finance Group, Inc.                               Florida                  100%
Pronet Resources, Inc.                                                       Florida                  100%
Ameri-Med Asset Finance Corp.                                                Delaware                 100%
Ameri-Cap Commercial Lending Corp.                                           Delaware                 100%
Ameri-Cap Consumer Finance Group, Inc.                                       Florida                  100%
Finantra Internet Services.com, Inc.                                         Florida                  100%
American Factors Group, Inc.                                                 Florida                   85%
Suncoast Title Company, Inc.                                                 Florida                   85%
Ameri-Cap Mortgage Group, Inc.                                               Florida                   84%
Ameri-Cap Mortgage Lending Corp.                                             Florida                   84%
Ameri-Cap Mortgage Services, Inc.                                            Florida                   84%
Ameri-Med Financial Services, Inc.                                           Florida                   84%

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